Exhibit 77(q)


                                    Exhibits

(a)(1) Certificate of Trust, dated July 7, 2005 of ING Global Advantage and Premium Opportunity Fund - Filed as an exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement filed on Form N-2 on July 13, 2005 and incorporated herein by reference.

(a)(2) Certificate of Amendment to Certificate of Trust, dated September 28, 2005 changing the Fund name from ING Global Advantage Premium Opportunity Fund to ING Global Advantage and Premium Opportunity Fund - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-2 on October 25, 2005 and incorporated herein by reference.

(a)(3) Bylaws of ING Global Advantage and Premium Opportunity Fund, dated July 7, 2005. - Filed as an exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement filed on Form N-2 on July 13, 2005 and incorporated herein by reference.

(a)(4) Amended and Restated Declaration of the Trust of ING Global Advantage and Premium Opportunity Fund dated September 28, 2005 - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-2 on October 25, 2005 and incorporated herein by reference.

(e)(1) Investment Management Agreement dated, October 26, 2005, between ING Global Advantage and Premium Opportunity Fund and ING Investments, LLC - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-2 on October 25, 2005 and incorporated herein by reference.

(e)(2) Sub-Advisory Agreement dated, October 26, 2005, between ING Investments, LLC and ING Investment Management, Co.- Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-2 on October 25, 2005 and incorporated herein by reference.